Exhibit 10.17.4

TENTH AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

Reference is made to the Management Services Agreement (as amended from time to time, the “Agreement”; capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement), dated as of May 12, 2018, by and between PAVmed Inc., a Delaware corporation (“PAVmed”) and Lucid Diagnostics Inc., a Delaware corporation (“Lucid Diagnostics”).

WHEREAS, as set forth in Section 3(b) of the Agreement, the parties have considered in good faith an adjustment to the Service Fee and hereby wish to amend the Agreement to reflect such adjustment as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.    Amendment. Effective as of December 1, 2025, the first sentence of Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“In consideration of the Services, Lucid Diagnostics shall pay to PAVmed, effective as of July 1, 2024, a fee of $1,050,000 per month, plus all reasonable, out-of-pocket expenses incurred by PAVmed in connection with the performance of the Services (the “Service Fee”); provided that the Service Fee payable on December 1, 2025 for the month of December 2025 (and for that month only) shall be $2,227,246 (which amount takes into account the portion of annual cash bonuses paid by PAVmed to its employees in December 2025 that is allocable to Lucid Diagnostics, based on the portion of such employees’ time devoted to Lucid Diagnostics activities).”

2.    Terms of Agreement. Except as expressly set forth in this amendment, the terms of the Agreement remain unchanged and in full force and effect.

3.    Entire Agreement. This amendment, together with the Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

IN WITNESS WHEREOF, the parties have executed this agreement as of December 15, 2025.

AGREED AND ACCEPTED BY:
PAVMED INC. By: Name: Lishan Aklog, MD Title: Chairman and Chief Executive Officer	LUCID DIAGNOSTICS INC. By: Name: Lishan Aklog, MD Title: Chairman and Chief Executive Officer